Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT (this “Amendment”) is made as of the         day of August, 2006 to the Loan and Security Agreement dated as of June 30, 2003 (as amended or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement) by and among Wells-Gardner Electronics Corporation, an Illinois corporation (“WGE”), American Gaming & Electronics, Inc., a Nevada corporation (“AGE”) and LaSalle Bank National Association, a national banking association (“Lender”).

WHEREAS, Borrowers have requested that Lender amend the Loan Agreement in certain respects;

WHEREAS, Lender has agreed to amend the Loan Agreement on the terms, and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:

1.             Amendment.  Subject to the satisfaction of the terms and conditions contained herein, Borrowers and Lender agree to amend the Loan Agreement as follows:

(a)           The date contained in the second line of Section 10 of the Loan agreement which currently reads “June 30, 2007” is hereby amended to read “July 31, 2007”.

2.             Representations and Warranties of Borrowers.  Each Borrower represents and warrants that, as of the date hereof:

(a)           Each Borrower has the right and power and is duly authorized to enter into this Amendment and all other agreements executed in connection herewith;

(b)           The execution, delivery and performance by Borrowers of this Amendment and the other agreements to which each Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of its Certificate of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which a Borrower is a party, or which purports to be binding on a Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which a Borrower or any of its properties may be subject; and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of a Borrower’s properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which a Borrower is a party or which purports to be binding on a Borrower or any of its properties;

(c)           No consent, license, registration or approval of any governmental authority bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other agreements executed by Borrowers in connection herewith;

(d)           This Amendment and the other agreements executed by each Borrower in connection herewith have been duly executed and delivered by Borrowers and are enforceable against Borrowers in accordance with their terms; and

(e)           No Event of Default exists under the Loan Agreement.

3.             Conditions to Effectiveness of this Amendment.  The effectiveness of the terms and provisions of this Amendment shall be subject to the execution and delivery by Borrowers and Lender of this Amendment.

4.             Costs and Expenses.  Each Borrower agrees to pay all reasonable legal fees and other expenses, whether for in-house or outside counsel, incurred by Lender in connection with this Amendment and the transactions contemplated hereby.

5.             Loan Agreement Remains in Force.  Except as specifically waived and amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Amendment shall not be a waiver of any rights or remedies which Lender has provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.

6.             Release.

(a)           In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, consultants and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arose or was taken or omitted to be taken at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the Other Agreements or transactions thereunder or related thereto.

(b)           Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.             No Novation.  This Amendment and all other agreements executed by either Borrower on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Liabilities of either Borrower to Lender.

8.             Entire Agreement.  This Amendment comprises the entire agreement relating to the subject matter it covers and supersedes any and all prior written or oral agreements between Lender and Borrowers relating thereto.

9.             Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.           Amendment.  No amendment hereto shall be valid unless contained in a writing duly executed by the party or parties to be bound by it.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first set forth above.

WELLS-GARDNER ELECTRONICS CORPORATION, as a Borrower

By	/s/ James F. Brace
Its	VP, Secretary, Treasurer and CFO

AMERICAN GAMING & ELECTRONICS, INC., as a Borrower

By	/s/ James F. Brace
Its	VP and CFO

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By	/s/ Mitchell B. Rasky
Its	SVP